UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 24, 2014

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9356 (Commission File Number)	23-2432497 (I.R.S. Employer Identification No.)

One Greenway Plaza
Suite 600
Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 615-8600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Transition of Jeffrey I. Beason

On February 24, 2014, Buckeye Partners, L.P. (the “Partnership”) announced that, effective April 7, 2014, Jeffrey I. Beason will transition from being Principal Accounting Officer of the Partnership and Vice President and Controller of Buckeye GP, LLC, the general partner of the Partnership (the “General Partner”). Mr. Beason’s new title will be Vice President — Finance & Administration.

(c)

Appointment of Patrick L. Pelton

Patrick L. Pelton has been appointed Principal Accounting Officer of the Partnership and Vice President and Controller of the General Partner, both effective April 7, 2014. Mr. Pelton, 39, has been with the Partnership since March 10, 2010. During such time he served as the Assistant Controller — Operations of the General Partner and Division Controller of our former Energy Services segment. Prior to joining the Partnership, Mr. Pelton was Director of Accounting at BG Group from March 2009 until March 2010.

There is no arrangement or understanding between Mr. Pelton and any other persons pursuant to which Mr. Pelton was appointed Principal Accounting Officer.  There are no relationships between Mr. Pelton and the General Partner that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

	By:	Buckeye GP LLC,
its General Partner

	By:	TODD J. RUSSO
Todd J. Russo
Vice President, General Counsel and
Secretary

Dated: February 27, 2014